                           ARTICLES OF INCORPORATION
                                       OF
                        FITZGERALDS BLACK HAWK II, INC.


     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Colorado Business Corporation Act.

     FIRST:    The corporate name for the corporation (hereinafter called the
"corporation") is FITZGERALDS BLACK HAWK II, INC.

     SECOND:   The number of shares which the corporation is authorized to issue is two million five hundred thousand (2,500,000), all of which are of a par value of $.01 each and are of the same class and are Common shares.

     THIRD:    The street address of the initial registered office of the corporation in the State of Colorado is 1560 Broadway, Denver, Colorado 80202.

     The name of the initial resident agent of the corporation at said registered office is Corporation Service Company.

     FOURTH:   The address of the corporation's initial principal office is 101
Main Street, Black Hawk, Colorado 80422.

     FIFTH:    The name and address of the incorporator is:

            Name                          Address
---------------------------   -------------------------------
Zarvart A. Karaccusian        350 S. Grand Avenue, 36th Floor
                              Los Angeles, California 90071

     SIXTH:    The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:

          To have all the general powers granted to corporations organized under the Colorado Business Corporation Act, whether granted by specific statutory authority or by construction of law.

     SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     EIGHTH:   The corporation shall, to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administration of such a person.

     NINTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented.

     TENTH: The duration of the corporation shall be perpetual.

     ELEVENTH: Cumulative voting is not desired in the election of directors.

Signed on July 30, 1997

                                     /s/ ZARVART A. KARACCUSIAN
                                     ----------------------------------------
                                         Zarvart A. Karaccusian, Incorporator


               CONSENT OF INITIAL REGISTERED AGENT TO APPOINTMENT
               --------------------------------------------------

     The undersigned person hereby consents to appointments as the initial registered agent of the corporation named in Article FIRST of the annexed Articles of Incorporation.

                              Corporation Service Company


                              By:        [SIG]
                                  ----------------------------
                                  Authorized Signature

         STATE OF COLORADO
        DEPARTMENT OF STATE

I hereby certify that this is a true and
complete copy of the document filed in
this office and admitted to record in
File    971121877
--------------------------------------

--------------------------------------                 [SEAL]
    DATED Dec 22 1997

              [SIG]
--------------------------------------
       Secretary of State

By            [SIG]
--------------------------------------

                                     BYLAWS
                                       OF
                        FITZGERALDS BLACK HAWK II, INC.

                              ARTICLE I - Offices

        1.1 Principal Office. The principle offices of the corporation shall initially be at 101 Main Street, Black Hawk, Colorado 80422, but the board of directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

        1.2 Registered Office and Agent. the corporation shall have and continuously maintain a registered office, which may be the same as its principal office in the State of Colorado, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the Articles of Incorporation. the corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.

                     ARTICLE II - Meetings of Shareholders

        2.1 Time and Place. Any meeting of the shareholders may be held at such time and place, within or outside of the State of Colorado, as may be fixed by the board of directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

        2.2 Annual Meeting. The annual meeting of the shareholders shall be held at the principal offices of the corporation on the 1st day of August of each year, beginning in the year 1998, or at such other place or date as the board of directors may determine.

        2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.

        2.4 Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty and, in the case of a meeting of the shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased in which case the record date shall be set no less than thirty days before the date of such action.

     2.5 Voting List. At least ten days before each meeting of shareholders, the secretary of the corporation shall made a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the corporation and during the whole time of the meeting.

     2.6 Notices. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting unless it is proposed that the authorized shares be increased in which case at least thirty days notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the corporation.

     2.7 Quorum. Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a number of shareholders resulting in less than a quorum.

     2.8 Voting. Except as otherwise provided by law, all matters shall be decided by a vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on such matters submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided by the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

     2.9 Waiver. Whenever the law or these by-laws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     2.10 Action by Shareholders Without a Meeting. Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

                            ARTICLE III - Directors

     3.1 Authority of Board of Directors. The business and affairs of the corporation shall be managed by a board of directors which shall exercise all the powers of the corporation, except as otherwise provided by Colorado law or the articles of incorporation of the corporation.

     3.2 Number. The Board of Directors of the Corporation shall consist of two (2) members. The number of directors may be increased or decreased by amendment to these Bylaws, subject to limits in the Articles of Incorporation. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. A director shall hold office for the term elected, and until a successor shall be elected and qualified.

     3.3 Qualification. Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Colorado or shareholders of the corporation.

     3.4 Election. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

     3.5   Term.   Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected qualified.

     3.6   Removal and Resignation.   Any director may be removed at a meeting
expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

     3.7   Vacancies.   Any vacancy occurring on the board of directors and any
directorship to be filled by reason of an increase in the size of the board of directors shall be filled by the affirmative vote of the majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the board of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     3.8   Meetings.   A regular meeting of the board of directors shall be held
immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors, or any committee designated by the board of directors, may, by resolution, establish a time and place for additional regular meeting which may thereafter be held without further notice. Special meetings of the board of directors, or any committee designated by the board of directors, may be called by the president or any two members of the board or directors or of such committee.

     3.9   Notices.   Notice of a special meeting of the board of directors
stating the date, hour and place of such meeting shall be given to each member of the board of directors, or committee of the board or such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, telex, facsimile, cablegram or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, facsimile, telex, cablegram or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation by him for this purpose.

     3.10 Quorum.    Except as provided in Section 3.7 of these Bylaws, a
majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directs, except as otherwise specifically required by law.

     3.11 Waiver.   A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting constitutes a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.12 Attendance by Telephone. Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     3.13 Action by Directors Without a Meeting. Any action required to or which may be taken at a meeting of the board of directors, executive committee, or other committee of the directors may be taken without am meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

                            ARTICLE IV - Committees

     4.1  Executive and Other Committees Authorized.   The board of directors by
resolution adopted by a majority of the entire board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, shall have all of the authority of the board of directors. The board of directors may provide by resolution such powers, limitation, and procedures for such committees as the board deems advisable. However, no such executive or other committee shall have the authority of the board of directors in amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending these Bylaws, or other action which cannot be legally delegated to such committee by the board of directors under applicable law.

                              ARTICLE V - Officers

     5.1 Number and Election. The officer of the corporation shall be a president, a secretary and a treasurer, who shall be elected by the board of directors. In addition, the board of directors may elect one or more vice presidents and the board of directors or the president may appoint one or more assistant secretaries or assistant treasurers, and such other subordinate officers as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the president. Any two or more offices may be held by the same person, except the offices of president and secretary. The officers of the corporation shall be natural persons of the age of eighteen years or older.

     5.2 President. The president shall be the chief executive officer of the corporation and shall preside at all meetings of shareholders and of the board of directors. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors may prescribe from time to time.

     5.3 Vice President. The vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall be the officer(s) next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board of directors or president. Upon the death, absence or disability of the president, the vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

     5.4 Secretary. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, to be responsible for the maintenance of all corporate records an files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of secretary as the board of directors or the president may prescribe from time to time.

     5.5 Assistant Secretary. The assistant secretary, or, if there shall be more than one, the assistant secretaries in the order determined by the board of directors of the president, shall, in the death, absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, president or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or the president.

     5.6 Treasurer. The treasurer shall have control of the funds and the care and custody of all stocks, bonds and other security owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. The corporation's principal banking depositories shall be at Colorado banking institutions which provide federally insured accounts. The Treasurer shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer as the board of directors or president may prescribe from time to time.

     5.7 Assistant Treasurer. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors or the president, shall in the death, absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, president or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors or the president may prescribe from time to time.

     5.8 Removal and Resignation. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary. Any vacancy occurring in any office, the election or appointment to which is made by the board of directors, shall be filled by the board of directors.

        5.9 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

                               ARTICLE VI - Stock

        6.1 Certificates. Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the board of directors and shall be signed by the president or any vice president and by the secretary or an assistant secretary. All certificates shall be consecutively numbered and the names of the owners, the numbers of the shares and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the value, if any, of each share represented by the certificate, and (e) any restrictions placed upon the transfer of the shares represented by the certificate.

        6.2 Facsimile Signatures. Where a certificate is signed (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        6.3 Transfer of Stock. Transfer of shares shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to the owner, or accompanied by the proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to treat the person in whose name any shares are registered for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.

                          ARTICLE VII - Miscellaneous

     7.1 Corporate Seal. The board of directors may adopt a seal which shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "COLORADO" which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

     7.2 Fiscal Year. The board of directors may, by resolution, adopt a fiscal year for this corporation.

     7.3 Insider Employer. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, joint venture, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     7.4 Amendment of Bylaws: These Bylaws may at any time and from time to time be amended, supplemented or repealed by the board of directors.

              ARTICLE VIII - DIRECTOR LIABILITY AND INDEMNIFICATION

     8.1 No Director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except that this provision shall not eliminate or limit the liability of a Director to the Corporation or its shareholders for monetary damages for
(i) any breach of Director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) acts specified in
Section 7-108-403, C.R.S., or (iv) any transaction from which the Director derived an improper personal benefit.

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
     8.2 The Corporation shall indemnify and hold any Director harmless from any loss or damage incurred by her or him by reason of any act performed by her or him in good faith for or on behalf of the Corporation and in furtherance of the Corporation's business or objectives.

                                       10